SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549



                                  FORM 8K

                              CURRENT REPORT


                  PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934





DATE OF EARLIEST EVENT REPORTED      March 23, 1995



             DYNAMICS CORPORATION OF AMERICA
       (Exact name of registrant as specified in its Charter)



     New York                 0-7304          13-0579260
(State or other juris-     (Commission  (IRS Employer Identifi-
-diction of incorporation)  File Number)      cation No.)


475 Steamboat Road
   Greenwich, CT                                    06830
(Address of principal executive office)          (Zip Code)


Registrant's telephone number, including area code 203-869-3211






Item 5.  Other Events.

     On March 23, 1995, the Department of the Army notified the Company's Fermont Division ("Fermont") that its contract with Fermont for the supply of 3KW generator sets has been terminated completely for the convenience of the Government, effective on March 23, 1995. Pursuant to the direction of the Government, all work has been stopped on the 3KW contract and all subcontractors and suppliers affected by the termination have been instructed to stop all work. The Company will proceed with preparation of a proposal to the Government for compensation due Fermont as a result of this termination for convenience.

                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                              DYNAMICS CORPORATION OF AMERICA
                                       (Registrant)



                                   By:
                                           Henry V. Kensing
                                            Vice President



Dated:  March 30, 1995